ROBECO-SAGE TRITON FUND, L.L.C.
909 THIRD AVENUE
NEW YORK, NY 10022

Robeco Securities, L.L.C.
909 Third Avenue
New York, NY 10022

           Re: APPOINTMENT OF DISTRIBUTOR

Ladies and Gentlemen:

           Pursuant to the terms of this agreement, amended and restated as of the [1st day of October], 2008 (the "Agreement"), Robeco-Sage Triton Fund, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Company") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified closed-end management investment company, hereby agrees with you as follows:

           1. COMPANY OFFERING.

           The Company issues and sells its units of limited liability company interests ("Units") in accordance with the Company's prospectus, as amended or supplemented from time to time (the "Prospectus").

           2. DEFINITIONS.

           All capitalized terms used in this Agreement that are not separately defined herein shall have the respective meaning set forth in the Prospectus, which together with the limited liability company agreement of the Company and the investor certification of the Company, as each may be amended from time to time, constitute the offering documents of the Company (collectively, the "Offering Documents").

           3. DISTRIBUTION OF UNITS AND MEMBER SERVICES.

                 (a) Subject to the terms and conditions set forth herein, the Company hereby appoints you as its distributor in connection with the distribution of Units. Subject to the performance in all material respects by the Company of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Company contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to offer Units to qualified subscribers. You shall have the right hereunder to retain other securities dealers ("Sub-Agents") to conduct such solicitation and agree to use all reasonable efforts to assist the Company in obtaining performance by each subscriber. Each Sub-Agent shall give you in a separate Sub-Agency Agreement representations and warranties substantially similar to those contained in Section 8 of this Agreement. You agree (and will ensure that each Sub-Agent agrees) that Units shall be offered and sold only in accordance with the terms and conditions set forth in this Agreement (or Sub-Agency Agreement) and the Offering Documents. You shall not have any liability to the Company in the


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event that any subscriber fails to consummate the purchase of Units for any reason other than your willful misconduct or gross negligence. Within the United States, you shall offer and sell Units only to such Sub-Agents as are members in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA").

                 (b) In addition, you shall facilitate and assist in the provision by Sub-Agents of personal investor services and account maintenance services ("Member Services") to members of the Company ("Members") that are customers of such Sub-Agents. These Member Services shall include, but shall not be limited to:

                         (i) handling inquiries from Members regarding the Company, including but not limited to question concerning their investments in the Company, and reports and tax information provided by the Company;

                         (ii) assisting in the enhancement of communications between Members and the Company;

                         (iii) notifying the Company of any changes to Member information, such as changes of address; and

                         (iv) providing such other information and Member Services as may be reasonably requested by the Company or, in the case of Sub-Agents, by you.

                 (c) You shall adopt and follow procedures, as approved by the officers of the Company, for the confirmation of sales to investors and Sub-Agents, the collection of amounts payable by investors and Sub-Agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA, as such requirements may from time to time exist.

                 (d) You agree to use your reasonable best efforts to offer and sell Units to investors that you reasonably believe meet the eligibility requirements set forth in the Prospectus and to use all reasonable efforts to assist the Company in obtaining performance by each prospective investor who submits an investor certification.

                 (e) You acknowledge that Units will be offered and sold only as set forth in the Prospectus and the Company's Limited Liability Company Agreement.

                 (f) No sale of Units to any one investor will be for less than the minimum denominations as may be specified in the Prospectus or as otherwise approved by the Board of Managers of the Company (the "Board"). (g) Sales of Units will be made only to investors that qualify as "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended.

                 (h) For purposes of the offering of Units, the Company has furnished to you copies of the Offering Documents which you shall furnish to prospective investors.

Additional copies of the Offering Documents will be furnished to you by the Company in such numbers as you may reasonably request for purposes of the offering. You are authorized to furnish to prospective purchasers only such information concerning the Company and the offering as may be contained in the Offering Documents or any written supplements thereto, and such other materials as you have prepared and which comply with applicable laws and regulations, including the rules of FINRA.

           4. SUBSCRIPTIONS FOR UNITS.

                 (a) The Company may from time to time, in the sole discretion of the Board, offer Units to investors for purchase ("Offerings").

                 (b) In Offerings, the minimum initial and additional investment requirements shall be such amounts as are specified in the Prospectus. All subscriptions for Units in Offerings and payments therefor shall be made pursuant to the terms and conditions set forth in the Prospectus, and subscriptions shall be subject to acceptance by the Company, as described in
Section 5 below.

                 (c) All payments received by you hereunder for subscriptions in the name and on behalf of the Company shall be handled by you in accordance with the terms of the subscription documentation.

                 (d) If the offering is not completed in accordance with the conditions set forth in the Offering Documents, the Company may terminate the offering. In such case, you will instruct the Company's escrow agent to return all subscription payments to investors.

           5. ACCEPTANCE OF SUBSCRIPTIONS.

                 (a) The Company may determine to appoint you as agent of the Company for purposes of determining whether to accept subscriptions for Units. Subscriptions shall be accepted only if the investor: (a) has supplied, or in the case of an additional subscription by an existing member, previously supplied, to you, either directly or indirectly, properly completed subscription documentation; (b) has made proper payment for Units; and (c) you have made a determination, using such reasonable procedures adopted by you, that the investor meets all eligibility requirements for the purchase of Units. Subscriptions shall not be accepted if it appears to you that subscription documentation has not been properly completed, in which case you shall use reasonable efforts to obtain properly completed subscription documentation.

                 (b) Properly completed subscription documentation shall be promptly transmitted to the administrator for the Company.

                 (c) The Company or Robeco Investment Management, Inc. may receive subscriptions for Units directly from investors.

           6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           The Company represents and warrants to you that:


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                 (a) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Prospectus.

                 (b) Units to be or which may be issued by the Company have been duly authorized for issuance and sale and, when issued and delivered by the Company, Units will conform to all statements relating thereto contained in the Prospectus.

                 (c) The issue and sale of Units and the execution, delivery and performance of the Company's obligations under the Prospectus will not result in the violation of any applicable law.

                 (d) The Company will apply the proceeds from the sale of Units for the purposes set forth in the Prospectus.

                 (e) The Prospectus will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading.

                 (f) This Agreement has been duly authorized, executed and delivered by the Company and, assuming your execution hereof, will constitute a valid and binding agreement of the Company.

           7. COVENANTS OF THE COMPANY.

           The Company covenants and agrees with you as follows:

                 (a) You shall be furnished with such documents and opinions as you may require from time to time for the purpose of enabling you to pass upon the issuance and sale of Units as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and in connection with the issuance and sale of Units as herein contemplated shall be satisfactory in form and substance to you.

                 (b) If at any time after the commencement of the offering of Units and prior to its termination, an event occurs which in the opinion of counsel to the Company materially affects the Company and which should be set forth in an amendment or supplement to the Prospectus in order to make the statements therein not misleading in light of the circumstances under which they are made, the Company will notify you as promptly as practical of the occurrence of such event and will prepare and furnish to you copies of an amendment or supplement to the Prospectus in such reasonable quantities as you may request, in order that the Prospectus will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

           8. REPRESENTATIONS AND WARRANTIES OF THE DISTRIBUTOR.

           You represent and warrant that:

                 (a) You are duly authorized to enter into and perform, and have duly executed and delivered, this Agreement.

                 (b) You have and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of FINRA) to provide the services required to be provided by you hereunder.

                 (c) You have not and will not solicit any offer to buy or offer to sell Units in any manner which would be inconsistent with applicable laws and regulations (including, but not limited to, applicable anti-money laundering laws and regulations), or with the procedures for solicitations contemplated by the Prospectus, and this Agreement or by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

                 (d) You will furnish to each subscriber of Units, identified either by you or the Company, a copy of the Offering Documents prior to such person's admission as a member of the Company.

                 (e) You will maintain the confidentiality of investor information in a manner consistent with the privacy policy adopted by the Company pursuant to Title V of the Gramm-Leach-Bliley Act, as amended.

                 (f) You agree that each Sub-Agency Agreement with a Sub-Agent will contain provisions requiring that the Sub-Agent: (1) keep records (and make them available to you) of the Offering Documents distributed to all persons; (2) have reasonable procedures regarding the control and distribution of the Offering Documents; (3) not create or use offering materials for distribution to or use by prospective purchasers of Units, other than the Offering Documents furnished by the Company and such other materials as you have supplied or authorized for use; and (4) adopt and adhere to reasonable procedures designed to ensure that the offering of the Units is made only in accordance with the provisions of Section 3 relating to the offering of Units and clauses (a) through (d) of this Section 8, in the case of the Sub-Agent as if the Sub-Agent were the Distributor.

           9. COMPENSATION OF DISTRIBUTOR.

                 (a) As compensation for the sale and marketing of Units and for providing (or arranging for the provision of) ongoing Member Services, you will receive an ongoing quarterly fee at an annualized rate of 0.75% of the net assets of the Fund during the calendar quarter (after adjustments for any purchases or repurchases of Units effective on that date), which will be due and payable in arrears within five business days after the end of such quarter.

                 (b) You or a Sub-Agent are entitled to receive for your services a sales load, as set forth in Schedule A.

                 (c) Pursuant to the terms of each Sub-Agency Agreement between you and a Sub-Agent, a Sub-Agent may receive from you either a one-time fee or an ongoing fee based upon the value of Units purchased by investors that it introduces to the Company or based upon the initial contribution amount made by such investors in the Company, not to exceed applicable limits as described in Schedule A. The Company will not be liable to Sub-Agents for payment of any fees pursuant to Sub-Agency Agreements or for reimbursement of any expenses incurred by Sub-Agents in connection with services provided pursuant to Sub-Agency Agreements.

                 (d) In accordance with applicable NASD Conduct Rules, you shall cap the sales load you receive from investors at 2%. Further, parties understand and agree that, pursuant to limitations on compensation imposed by FINRA, aggregate compensation received by you and any Sub-Agents in connection with the sale and marketing of Units and with ongoing Member Services, other than the sales load paid by an investor, shall not exceed 6% of the total proceeds proposed to be received by the Company in respect of sales of Units registered under the Company's Registration Statement. Finally, parties understand and agree that, pursuant to limitations imposed by FINRA, no payments will be made to you and any other FINRA member exceeding, in the aggregate, 8% of the total proceeds proposed to be received by the Company in respect of sales of Units registered under the Company's Registration Statement.

                 (e) Except as may otherwise be agreed to by the Company, you shall be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Agreement, including the costs associated with the preparation, printing and distribution of any sales materials.

           10. INDEMNIFICATION.

           The parties agree to indemnify one another as follows:

                 (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction otherwise, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you or through you expressly for the use therein; and further provided that this indemnity shall not protect you or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which you or they would be subject by reason of your own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of your or their duties hereunder. Any determination by the Company to indemnify you for the foregoing liabilities shall be made in accordance with the requirements of Section 17 of the 1940 Act, as interpreted by the Securities and Exchange Commission. This indemnity will be in addition to any liability which the Company may otherwise have to you under this Agreement.

                 (b) You agree to indemnify and hold harmless the Company and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by you or on your behalf to the Company expressly for use therein. This indemnity will be in addition to any liability which you may have to the Company under this Agreement.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 10 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the


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indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 11 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           11. CONFIDENTIAL INFORMATION.

           You will have access to and become acquainted with records of and information relating to the Company, its investors and affiliates (collectively, "Confidential Information"). Neither you nor any of your officers, employees or agents shall disclose any of the Confidential Information (including any client list or other confidential information relating to the businesses of the Company or its affiliates), directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of performing duties for the Company under this Agreement and unless the disclosure of any such Confidential Information is otherwise consented to, in writing, by the Company. As used in this Section 11 the term "Confidential Information" does not include information that (a) becomes or has been generally available to the public other than as a result of disclosure by the Company; (b) was available to you on a non-confidential basis prior to its disclosure by the Company or any of its affiliates; or (c) is independently developed or becomes available to you on a non-confidential basis from a source other than the Company or its affiliates.

           12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

           The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you, or the Company, any Managers serving on the Board, directors or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Units hereunder. The provisions of this Section 12 shall survive the termination or cancellation of this Agreement.

           13. EFFECTIVE DATE AND TERM OF AGREEMENT.

           This Agreement shall become effective as of the date above written and shall continue in effect from year to year, provided that each such continuance is approved by the Board, including the vote of a majority of members of the Board who are not "interested persons," as defined by the 1940 Act and the rules thereunder, of the Company.

           14. TERMINATION.

           This Agreement may be terminated as follows:

                 (a) Either party may terminate this Agreement without cause by written notice to the other on not less than thirty (30) days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other, by written notice to such other at any time.

                 (b) By written notice to the Company, you may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company, which in your opinion, will make it inadvisable to proceed with the offering of Units; (ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in your judgment, impracticable to offer Units or enforce contracts for the sale of Units; and (iii) any order suspending the sale of Units shall have been issued by any jurisdiction in which a sale or sales of Units shall have been made, or proceedings for that purpose shall have been initiated or, to your best knowledge and belief, shall be contemplated.

                 (c) This Agreement shall terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules thereunder.

                 (d) In the event the offering of Units is terminated, you and any Sub-Agents will not be entitled to unrecovered compensation (except for out-of-pocket expenses).

           15. DELEGATION OF POWERS.

           You shall be entitled to delegate your duties, functions or powers under this Agreement only to a Sub-Agent in accordance with the provisions of this Agreement.

           16. NOTICES.

           All communications under this Agreement shall be given in writing, sent by (i) telecopier, (ii) email, or (iii) registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.


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           If to the Distributor:

           Robeco Securities, L.L.C.
           909 Third Avenue
           New York, NY 10022
           Telephone: (212) 908-0414
           Attn.:  General Counsel

           If to the Company:

           Robeco-Sage Triton Fund, L.L.C.
           909 Third Avenue
           New York, NY  10022
           Telephone: (212) 958-9500
           Attn.:  Timothy J. Stewart

           17. MISCELLANEOUS.

                 (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and no other person shall have any right or obligation hereunder.

                 (b) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

           18. GOVERNING LAW.

           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof, and with the provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions shall control.

           19. BINDING EFFECT

           The parties to this Agreement agree that the obligations of the Company under this Agreement shall not be binding upon any Managers, Members or any officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Company.

           If the foregoing correctly sets forth our understanding with you, please indicate your acceptance in the space provided below.

                                     Very truly yours,

                                     ROBECO-SAGE TRITON FUND, L.L.C.

                                     By
                                        ----------------------------------------
                                        Name: Timothy J. Stewart
                                        Title: Principal Manager




Agreed to and accepted:

ROBECO SECURITIES, L.L.C.

By:
   -------------------------------------
     Name: William G. Butterly, III
     Title:   Senior Managing Director



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                                   SCHEDULE A

Robeco Securities, L.L.C. (the "Distributor") or a Sub-Agent is entitled to charge a sales load to each investor on the purchase price of its Units of up to 2.0% as specified in the Prospectus upon acceptance of the investor's purchase of Units; provided that the Distributor shall have the authority to adjust or waive the sales load in particular cases, at its sole discretion, in consultation with the Company, its investment adviser, Robeco Investment Management, Inc. (the "Adviser") or its administrator, SEI Investments Global Funds Services, and as generally described in the Prospectus.

In accordance with applicable NASD Conduct Rules, the Distributor shall cap the sales load it or a Sub-Agent receives from investors at 2%. Further, parties understand and agree that, pursuant to limitations imposed by FINRA, any compensation paid, other than the sales load paid by an investor, by the Adviser and the Distributor to the Sub-Agents shall not exceed, in the aggregate, 6% of the total proceeds proposed to be received by the Company in respect of sales of Units registered under the Company's current registration statement on Form N-2 (the "Registration Statement"). Finally, parties understand and agree that, pursuant to limitations imposed by FINRA, no payments will be made to the Distributor and any other NASD member exceeding, in the aggregate, 8% of the total proceeds proposed to be received by the Company in respect of sales of Units registered under the Company's Registration Statement.